UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of  The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2009

CLEAN POWER CONCEPTS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-133710
(Commission File Number)

98-0490694
(IRS Employer Identification No.)

#1404 – 510 West Hastings Street

Vancouver, BC  V6B 1L8
(Address of principal executive offices and Zip Code)

604-682-5629
(Registrant's telephone number, including area code)

Suite 1401 510 West Hastings Street, Vancouver, B.C. Canada V6B 1L8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to time constraints associated with other business interests, Mr. Ralph Proceviat resigned as Chief Financial Officer on October 22, 2009.  Cory Turner has assumed the position of interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER CONCEPTS INC.

“Cory Turner”
Cory Turner
President, CEO,  Secretary, Treasurer and Director

Date: October 26, 2009